AMENDMENT NO. 1 AND WAIVER

                                       TO

                          SECURITIES EXCHANGE AGREEMENT

                                      AMONG

                                   CORAM, INC.
                          CORAM HEALTHCARE CORPORATION

                                       AND

                             CERBERUS PARTNERS, L.P.
                       GOLDMAN SACHS CREDIT PARTNERS L.P.
                          FOOTHILL CAPITAL CORPORATION

                                 AS NOTEHOLDERS


                              DATED: JUNE 30, 1998







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         Amendment No. 1 and Waiver (this "Amendment"), dated as of June 30,
1998, to the Securities Exchange Agreement dated as of May 6, 1998, among CORAM, INC., a Delaware corporation (the "Company"), CORAM HEALTHCARE CORPORATION, a Delaware corporation ("Holdings"), CERBERUS PARTNERS, L.P. ("Cerberus"), GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP") and FOOTHILL CAPITAL CORPORATION ("Foothill") (each a "Noteholder" and, together with any other holders from time to time of interests in the Series A Notes or Series B Notes, collectively, the "Noteholders"). Capitalized terms used herein shall have the respective meanings assigned to them in the Securities Exchange Agreement.

                                 W I T N E S S E T H :

         WHEREAS, the condition precedent set forth in 7.1(l) of the Securities Exchange Agreement (the "Financing Condition") has not as of the date hereof been satisfied, and the Company and Holdings have not entered into the Senior Loan Agreement;

         WHEREAS, on June 30, 1998 the Original Noteholders offered to the Company and Holdings to provide the senior loans contemplated by the Financing Condition;

         WHEREAS, the Original Noteholders have proposed and the Company and Holdings have agreed to the Agreed Rate and the Agreed Terms (each as defined below) with respect to such senior loans;

         WHEREAS, on the date hereof the Board of Directors of Holdings approved the Agreed Terms and the Agreed Rate and authorized the Company and Holdings to agree to use their best efforts to negotiate in good faith towards definitive documentation with respect to the Senior Loan Agreement as set forth below;

         WHEREAS, on the basis of such agreement, the Noteholders have agreed to waive the Financing Condition; and

         WHEREAS, the Company, Holdings and the Noteholders have agreed to amend the Securities Exchange Agreement and to enter into this Amendment upon the terms and subject to the conditions contained herein;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. Amendments to the Securities Exchange Agreement. Upon the satisfaction of the conditions in Section 3 of this Amendment relating to the effectiveness of Sections 1 and 2, the Securities Exchange Agreement is hereby amended as follows:

         (a) Section 1 is hereby amended by deleting the existing definitions of "Home Healthcare Non Compete Agreement", "Initial Healthcare Non-Compete Agreement", "New Healthcare Non-Compete Agreement", "Non-Compete Agreements", "Note Documents", "Senior Loan Agreement", and "Stockholder Approval" and replacing them with the following:

              "Note Documents" shall mean this Agreement, the Notes, the Registration Rights, the Holdings Guarantee and the Subsidiary Guarantees.

              "Senior Loan Agreement" shall mean the agreement to be entered into among the Company as borrower, Holdings and the Subsidiaries named therein as guarantors and the Original Noteholders as lenders (together with any other financial institutions acceptable to the Original Noteholders to which the credit provided for thereby may be syndicated by them), providing for (i) senior secured loans to the Company bearing interest at the Agreed Rate and having the other Agreed Terms and (ii) the issuance to the Senior Lenders of the New Bank Warrants, such senior secured loans to be used by the Company for acquisitions, working capital, letters of credit and general corporate requirements.

              "Stockholder Approval" and "Stockholder Approval Condition" shall have the respective meanings set forth in Section 7.1(h).

         (b)Section 1 is hereby amended by adding the following new definitions:

              "Agreed Rate" shall mean, with respect to the Senior Loan Agreement, an interest rate of the Chase Prime Rate plus 1.50% per annum.

              "Agreed Terms" shall mean, with respect to the Senior Loan Agreement, (i) a final maturity date of 2 1/2 years from closing, (ii) an upfront fee of 1.0% payable upon execution of the Senior Loan Agreement (such upfront fee to replace the Advisory Fee and the Arranger Fee referred to in the Chase Commitment Letter) and (iii)


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         otherwise (other than with respect to the Agreed Rate) containing substantially similar terms to the terms set forth in the Chase Commitment Letter.

              "Chase Commitment Letter" shall mean the commitment letter to Holdings dated June 4, 1998 signed by The Chase Manhattan Bank and includes the Outline of Terms and Fee Letter referred to therein.

              "Chase Prime Rate" shall mean the rate defined as Chase's Alternate Base Rate ("ABR") in the Chase Commitment Letter.

              "New Bank Warrants" shall mean the warrants to purchase up to 2.0 million shares of Common Stock of Holdings, exerciseable at an exercise price of $0.01, issued to the Senior Lenders pursuant to the Senior Loan Agreement.

         (c) Section 5 is hereby amended by deleting Section 5.12 and replacing it with the following:

              "5.12 Senior Loan Agreement. Use its best efforts to enter into the Senior Loan Agreement as soon as practicable following the Closing Date, and in any event on or prior to September 30, 1998."

         (d) Section 6 is hereby amended by adding new Sections 6.11 as follows:

              "6.11 New Amaral Employment Agreement. Amend the terms of the New Amaral Employment Agreement without the consent of the Required Noteholders and each Original Noteholder so long as it continues to be a Noteholder."

         (e) Section 7.1(e) is hereby deleted and replaced with the following:

              "(e) A copy of the articles or certificates of incorporation and all amendments thereto of each of Holdings, the Company and the Significant Subsidiaries, certified as of a recent date by the Secretary of State of such party's jurisdiction of organization, and copies of each such party's by-laws, certified by the Secretary or Assistant Secretary of such party as true and correct as of the Closing Date."



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


         (f) Section 7.1(f) is hereby deleted and replaced with the following:

              "(f) The New Amaral Employment Agreement, duly executed by Holdings, the Company and Donald Amaral (the condition precedent in this paragraph being the "Employment Agreement Condition")."

         (g) Section 7.1(k) is hereby deleted and replaced with the following:

              "(k) Copies of all documentation evidencing all Indebtedness of the Company existing on the Closing Date, the terms of which shall be satisfactory to the Noteholders."

         (h) Section 7.1(g) is hereby deleted.

         (i) Section 8.1(n) is hereby deleted and replaced with the following:

              "(n) the New Amaral Employment Agreement delivered pursuant to
         Section 7.1(f) of this Agreement shall be terminated or shall otherwise cease to be enforceable or in full force and effect or Donald Amaral shall cease to be the chief executive officer of the Company for any reason (other than by reason of his incapacitation of death; or upon expiration of the original term of such agreement; or upon his removal by majority vote of the Board of Directors of the Company in which the Board member appointed by the Noteholders pursuant to Section 10 hereof voted in favor of such removal (or if no board member has been appointed pursuant to Section 10, the Required Holders have approved such removal)); or"

         (j) A new Section 8.1(o) is added as follows:

              "(o) the Senior Loan Agreement shall not have been entered into, or all conditions to funding under thereunder shall not have been satisfied, on or prior to September 30, 1998;"

         (k) Schedule 4.9 to the Securities Exchange Agreement is hereby replaced with the amended Schedule 4.9 attached hereto as Exhibit A.

         SECTION 2. Waiver. The Noteholders hereby waive compliance by the Company and Holdings with the condition precedent set forth in Section 7.1(l) of the Securities Exchange Agreement.



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


         SECTION 3. Representations and Warranties. Each of the Company and Holdings hereby represents and warrants as to itself and the Coram Parties that
(a) the execution, delivery and performance of this Amendment have been duly authorized by all necessary corporate action on the part of such Coram Party and this Amendment and the Securities Exchange Agreement amended hereby each constitutes a legal, valid and binding obligation of such Coram Party, enforceable against it in accordance with its terms, (b) no event has occurred and is continuing on the date hereof that constitutes a Default or Event of Default or would constitute a Default or Event of Default after giving effect to this Amendment, and (c) the representations and warranties of Holdings and the Company contained in Section 4 of the Securities Exchange Agreement are true and correct both before and after giving effect to this Amendment, except to the extent such representations and warranties are stated to be true only as of a particular date, in which case such representations and warranties were correct on and as of such date.

         SECTION 4. Conditions to Effectiveness. The amendments and waiver in Sections 1 and 2 of this Amendment shall become effective on the date (the "Effective Date") no later than June 30, 1998 when counterparts hereof shall have been executed by each of the Noteholders, Holdings and the Company.

         SECTION 5. Effect on the Securities Exchange Agreement. Except as amended hereby, the Securities Exchange Agreement and the other Note Documents shall remain in full force and effect. Nothing in this Amendment shall be deemed to (i) except as set forth herein, constitute a waiver of compliance by any of the Coram Parties of any term, provision or condition of the Securities Exchange Agreement or any other instrument or agreement referred to therein or under the Note Documents or (ii) prejudice any right or remedy that any Noteholder may now have or may have in the future under or in connection with the Securities Exchange Agreement or any other Note Document.

         SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together constitute one and the same agreement.

         SECTION 7. Governing Law. The validity, interpretation and enforcement of this Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws principles thereof.




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         SECTION 8. Headings. Section headings in this Amendment are included herein for the convenience of reference only and shall not constitute part of this Amendment for any other purpose.

         SECTION 9. References. References herein and in the other Note Documents to the "Securities Exchange Agreement", "this Agreement", "hereunder", "hereof", or words of like import referring to the Securities Exchange Agreement, shall mean and be a reference to the Securities Exchange Agreement as amended hereby.

         SECTION 10. Senior Loan Agreement. The parties hereto agree to negotiate in good faith with a view to proceeding to definitive documentation with respect to the Senior Loan Agreement as soon as is reasonably practicable following the date hereof.



















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


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their proper and duly authorized officers as of the date set forth above.


                                   CORAM, INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            CORAM HEALTHCARE CORPORATION


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            CERBERUS PARTNERS, L.P.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            GOLDMAN SACHS CREDIT PARTNERS L.P.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            FOOTHILL CAPITAL CORPORATION


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title: